Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for New Horizon Education, Inc., of our report dated April 30, 2001, except for Note 9, as to which the date is August 3, 2001, relating to the financial statements of New Horizon Education, Inc. for the years ended December 31, 2000 and 1999.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

March 6, 2002